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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Name                                                   Jurisdiction of Organization
----                                                   ----------------------------
Bell Microproducts Canada Inc.                                  California
   Bell Microproducts Canada--Tenex Data ULC                    Nova Scotia
   Forefront Graphics US Inc.                                     Ontario
Bell Microproducts--Future Tech, Inc.                           California
   Don Bell Microproducts Chile, S.A.                              Chile
   Bell Microproducts do Brasil, Ltda.                            Brazil
   Bell Microproducts Mexico Shareholder, LLC                     Florida
   Bell Microproducts Mexico S.A. de C.V.                         Mexico
Bell Microproducts Brazil Holdings, LLC                          Minnesota
   Net Storage Computers, Ltda                                    Brazil
Rorke Data, Inc.                                                 Minnesota
Bell Microproducts Europe Inc.                                  California
Bell Microproducts Europe Holding B.V.                          Netherlands
   Bell Microproducts Europe Partners C.V.                      Netherlands
      Bell Microproducts Europe B.V.                            Netherlands
         Ideal Hardware Limited                               United Kingdom
            Bell Microproducts Europe Export Limited          United Kingdom
            Unifund Limited                                   United Kingdom
            Bell Microproducts (US) Limited                   United Kingdom
            OpenPSL                                           United Kingdom
               OpenPSL Limited                                United Kingdom
               Open Computing Limited                         United Kingdom
         Bell Microproducts Solutions B.V.                      Netherlands
            Bell Microproducts Solutions N.V.                     Belgium
            Bell Microproducts Solutions GmbH                     Germany
            Bell Microproducts Solutions GmbH                     Austria
         Bell Microproducts B.V.                                Netherlands
            Rorke Data Italy s.r.l.                                Italy
         Bell Microproducts SARL                                  France
         Bell Microproducts GmbH                                  Germany
         Bell Microproducts s.r.l.                                 Italy
         Bell Microproducts AB                                    Sweden
         Bell Microproducts BVBA                                  Belgium
         Bell Microproducts ApS                                   Denmark
         Bell Microproducts SL                                     Spain
         Bell Microproducts Limited                           United Kingdom
Total Tec Systems, Inc.                                         New Jersey
Bell Microproducts Funding Corporation                           Delaware
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